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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-37385, and 333-24941) pertaining to the 1995 Flexible Stock Incentive Plan, the 1997 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan of BEA Systems, Inc. of our report dated February 24, 1998, with respect to the consolidated financial statements of BEA Systems, Inc. included in this Annual Report (Form 10-KSB) for the year ended January 31, 1998.

                                                           /s/ ERNST & YOUNG LLP

Palo Alto, California
April 24, 1998